UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kohlberg Capital Corporation(1)

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Common Stock, par value $.01 per share	NASDAQ Stock Market LLC
_______________________________________	_______________________________________
_______________________________________	_______________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-136714

Securities to be registered pursuant to Section 12(g) of the Act: N/A

(1)	In connection with the offering contemplated by the Securities Act registration statement referred to above, the Registrant, which is currently named Kohlberg Capital, LLC, a Delaware limited liability company, will convert, in accordance with Delaware law, to a Delaware corporation to be named Kohlberg Capital Corporation.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is set forth in the information provided under “Description of Capital Stock” in the prospectus which forms a part of the Registration Statement on Form N-2 (File Number 333-136714) filed under the Securities Act of 1933 with the Securities and Exchange Commission on August 18, 2006 (as amended from time to time, the “Registration Statement”), which information is incorporated herein by reference.

Item 2.	Exhibits.

Number	Description
a	Form of Certificate of Incorporation of Kohlberg Capital Corporation (Incorporated by reference to Exhibit a to the Registration Statement).

b	Form of Bylaws of Kohlberg Capital Corporation (Incorporated by reference to Exhibit b to the Registration Statement).

d	Form of certificate representing shares of Common Stock, $.01 par value per share, for Kohlberg Capital Corporation (Incorporated by reference to Exhibit d.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KOHLBERG CAPITAL, LLC(1)

By:	/s/ Dayl W. Pearson
Name:	Dayl W. Pearson
Title:	President and Chief Executive Officer

Date: December 4, 2006

(1)	In connection with the offering contemplated by the Securities Act registration statement referred to above, the Registrant, which is currently named Kohlberg Capital, LLC, a Delaware limited liability company, will convert, in accordance with Delaware law, to a Delaware corporation to be named Kohlberg Capital Corporation.